Exhibit 99.1

IA GLOBAL RECEIVES NYSE AMEX DEFICIENCY NOTICE

SAN FRANCISCO, CA. October 1, 2009/Business Wire

IA Global, Inc. (NYSE Amex US: IAO) (“IA Global” or the “Company”) announced today that it received a deficiency letter from the NYSE Amex on September 25, 2009. In this letter, NYSE Amex staff accepted IA Global’s plan to bring the Company back into compliance with Sections 134 and 1101 of the NYSE Amex’s Company Guide by October 12, 2009. IA Global expects to regain compliance with Sections 134 and 1101 of the Company Guide by filing its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 with the Securities and Exchange Commission on or before October 12, 2009.

In its letter, the staff also indicated that the Company is not compliance with certain additional continued listing standards set forth in Part 10 of the Company Guide. Specifically, the Company is not in compliance with (i) Section 1003(a)(i) of the Company Guide, since its total shareholders’ equity is less than $2 million and the Company has reported losses from continuing operations and net losses in two out of the three most recent fiscal years; (ii) Section 1003(a)(ii) of the Company Guide, since its total shareholders’ equity is less than $4 million and the Company has reported losses from continuing operations and net losses in three out of the four most recent fiscal years; (iii) Section 1003(a)(iii) of the Company Guide, since its total shareholders’ equity is less than $6 million and the Company has reported losses from continuing operations and net losses in the five most recent fiscal years; and (iv) Section 1003(a)(iv) of the Company Guide, since the Company sustained losses so substantial in relation to its overall operations or its existing financial resources or its financial condition has become so impaired that is appears questionable, in the opinion of the NYSE Amex, that the Company will be able to continue operations and/or meet its obligations as they mature.

In order to maintain its listing on the NYSE Amex, the Company must submit a plan by October 9, 2009 that addresses how it will regain compliance with Section 1003(a)(iv) of the Company Guide by March 25, 2010 and Section 1003(a)(i), (ii) and (iii) of the Company Guide by March 25, 2011. The Company will be subject to periodic review by the NYSE Amex staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the NYSE Amex. The Company expects to submit its plan to regain compliance with the continued listing standards and within the time periods described above on or before the October 9, 2009 deadline.

About IA Global, Inc.

IA Global is a Business Process Outsourcing (“BPO”) and financial services corporation targeting the B2B and B2C markets in the Asia Region. The Company is seeking to expand its investments in the BPO, B2B and financial services sectors. In Japan, IA Global is the 100% owner, except as disclosed, of Global Hotline, Inc., a BPO organization, which operates several major call centers providing primarily outbound telemarketing services for telecommunications and insurance companies. In the Philippines, IA Global operates as Global Hotline Philippines Inc., a BPO organization, providing inbound and outbound telemarketing services, as well as collocation facilities, to a variety of industries. In the Asia region, the Company has equity investments of 20.25% in Slate Consulting Co Ltd. and 12.6% in Taicom Securities Co. Ltd., except as disclosed.

Further Inquiries; Contact Information

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

Disclaimer Regarding Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this press release reflect the good faith judgment of our management and are based on facts and factors currently known to us. Forward-looking statements are subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements as a result of either the matters set forth or incorporated in this press release generally or certain economic and business factors, some of which may be unknown to and/or beyond the control of IA Global. Specifically, we are exposed to various risks related to legal claims, our need for additional financing, our level of indebtedness, our NYSE AMEX listing, our investment in Taicom Securities Co Ltd., declining economic conditions, our Global Hotline business, our controlling shareholder groups, the sale of significant numbers of our shares and volatility in the market price of our common stock. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We do not undertake, and we expressly disclaim, any obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.

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